UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Filed by a Party other than the Registrant ☐

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☒	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to Rule Sec.240.14a-12

Celsius Holdings, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CELSIUS HOLDINGS, INC.

2424 N Federal Highway, Suite 208

Boca Raton, Florida 33431

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be Held June 2, 2022

To our Stockholders:

On behalf of the Board of Directors it is my pleasure to invite you to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of Celsius Holdings, Inc., a Nevada corporation (the “Company”), which will be held at 2:00 pm, Eastern Time on June 2, 2022, or such later date or dates as such Annual Meeting date may be adjourned. Given the continuing potential health risk aspects of the coronavirus (COVID-19) pandemic, we have implemented a hybrid meeting format which will include an in-person meeting that will simultaneously be transmitted via a virtual platform in order to help protect the health and well-being of our stockholders.

The in-person meeting will take place at 6501 Congress Ave., Suite 100-Boca Office Center, Boca Raton, Florida 33487. You may also attend the Annual Meeting virtually via the internet at https://agm.issuerdirect.com/celh where you will be able to vote electronically. Please be sure to follow the instructions contained in these proxy materials.

The Annual Meeting will be held for the following purposes, as more fully described in the accompanying proxy statement:

1.	To elect as directors the nominees named in the proxy statement;
2.	To ratify the appointment of Ernst & Young LLP as our independent public accountant for the fiscal year ending December 31, 2022;
3.	To conduct an advisory vote on the compensation of our named executive officers (Say-on-Pay); and
4.	To transact such other business as may be properly brought before the Annual Meeting and any adjournments thereof.

The foregoing business items are more fully described in the following pages, which are made part of this notice.

The Board of Directors of the Company has fixed the close of business on April 13, 2022 as the record date (the “Record Date”) for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournments thereof. Accordingly, you may vote if you were a record owner of the Company’s common stock at the close of business on April 13, 2022.

As of the Record Date there were 74,470,539 shares of common stock outstanding and entitled to vote at the Annual Meeting. A list of stockholders of record will be available at the Annual Meeting and, during the ten (10) days prior to the Annual Meeting, at the office of the Secretary of the Company at 2424 N Federal Highway, Suite 208, Boca Raton, Florida 33431.

Under SEC rules that allow companies to furnish proxy materials to stockholders over the internet, we have elected to make our proxy materials available to all of our stockholders online. On or about April 22, 2022, we will commence sending to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”), containing instructions on how to access our proxy statement for our Annual Meeting of stockholders and our 2021 annual report to stockholders. The Notice also provides instructions on how to receive a paper copy of the proxy materials by mail.

It is important that you cast your vote either in-person or by remote communication at the meeting or by proxy. You may vote over the internet, telephone or by mail. You are urged to vote in accordance with the instructions set forth in this proxy statement.

Thank you for your continued support of Celsius Holdings, Inc. We look forward to your participation in the Annual Meeting.

Dated: April 21, 2022	By Order of the Board of Directors of Celsius Holdings, Inc.

Sincerely,

/s/ John Fieldly
John Fieldly
Chairman of the Board and Chief Executive Officer

YOUR VOTE AT THE ANNUAL MEETING IS IMPORTANT

Your vote is important. Please vote as promptly as possible even if you plan to attend the Annual Meeting (either in-person or virtually).

For information on how to vote your shares, please see the instruction from your broker or other fiduciary, as applicable, as well as the “General Information About the Annual Meeting” in the proxy statement accompanying this notice.

If you have questions about voting your shares, please contact our Corporate Secretary at Celsius Holdings, Inc., at 2424 N Federal Highway, Suite 208, Boca Raton, Florida 33431, telephone number (561) 276-2239.

If you decide to change your vote, you may revoke your proxy in the manner described in the attached proxy statement at any time before it is voted.

We urge you to review the accompanying materials carefully and to vote as promptly as possible.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 2, 2022 AT 2:00 PM EASTERN TIME.

The Notice of Annual Meeting of Stockholders, our Proxy Statement and 2021 Annual Report are available at:

https://www.iproxydirect.com/celh

REFERENCES TO ADDITIONAL INFORMATION

This proxy statement incorporates important business and financial information about Celsius Holdings, Inc. that is not included in or delivered with this document. You may obtain this information without charge through the Securities and Exchange Commission website (www.sec.gov) or upon your written or oral request by contacting the Chief Financial Officer of Celsius Holdings, Inc., at 2424 N Federal Highway, Suite 208, Boca Raton, Florida 33431, telephone number (561) 276-2239.

CELSIUS HOLDINGS, INC.

2424 N Federal Highway, Suite 208

Boca Raton, Florida 33431

(561) 276-2239

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 2, 2022

GENERAL INFORMATION ABOUT THE ANNUAL MEETING

This proxy statement, along with the accompanying Notice of the Annual Meeting of Stockholders, contains information about the Annual Meeting of Stockholders of Celsius Holdings, Inc., including any adjournments or postponements thereof (referred to herein as the “Annual Meeting”). The Annual Meeting will be held at 2:00 pm Eastern Time on June 2, 2022, or such later date or dates as such Annual Meeting date may be adjourned. We have adopted a hybrid format for our Annual Meeting that includes both an in-person and virtual meeting to provide a consistent and convenient experience to all stockholders regardless of location.

The Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access this proxy statement and our 2021 Annual Report is first being mailed on or about April 22, 2022 to all stockholders entitled to vote at the Annual Meeting. This proxy statement has been prepared by the management of Celsius Holdings, Inc.

These proxy materials also are available via the Internet at https://www.iproxydirect.com/celh. You are encouraged to read the proxy materials carefully and, in their entirety, and submit your proxy as soon as possible so that your shares can be voted at the Annual Meeting in accordance with your instructions. Even if you plan to attend the Annual Meeting in-person or virtually, you are encouraged to submit your vote promptly. You have a choice of submitting your proxy by internet, by telephone or by mail, and the proxy materials provide instructions for each option.

When used in this proxy statement, unless otherwise indicated, the terms “the Company,” “Celsius,” “we,” “us” and “our” refers to Celsius Holdings, Inc. and its subsidiaries.

The Board of Directors of the Company (referred to herein as the “Board of Directors” or the “Board”) is soliciting proxies, in the accompanying form, to be used at the Annual Meeting and any adjournments thereof. This proxy statement, along with the accompanying Notice of Annual Meeting of Stockholders, summarizes the purposes of the Annual Meeting and the information you need to know to vote at the Annual Meeting.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on June 2, 2022: The Notice of Annual Meeting of Stockholders, our Proxy Statement and 2021 Annual Report are available at https://www.iproxydirect.com/celh

Why is this year’s Annual Meeting being held in a hybrid format?

Due to continuing public health concerns resulting from the coronavirus (COVID-19) pandemic and the suggested guidance issued by federal, state and local government agencies, our Board of Directors has determined to hold our annual meeting both in-person and by remote communication via webcast. Stockholders may attend the meeting at the designated physical location and the simultaneous webcast option will allow all stockholders to join the meeting, regardless of location. Our decision to hold the annual meeting in a hybrid format relates only to the 2022 Annual Meeting at this time, however the Board of Directors may decide to continue this format or introduce it as an option for subsequent meetings of the stockholders.

Why did I receive a Notice of Internet Availability of Proxy Materials instead of a full set of proxy materials?

In accordance with the rules of the Securities and Exchange Commission (“SEC”), we have elected to furnish our proxy materials, including this proxy statement and our annual report, primarily via the internet. The Notice containing instructions on how to access our proxy materials is first being mailed on or about April 22, 2022 to all stockholders entitled to vote at the 2022 Annual Meeting. Stockholders may request to receive all future proxy materials in printed form by mail or electronically by e-mail by following the instructions contained in the Notice. We encourage stockholders to take advantage of the availability of our proxy materials on the internet to help reduce the environmental impact of our annual meetings of stockholders.

How can I participate in the Annual Meeting?

You can attend the Annual Meeting either in-person or by accessing the meeting URL at https://agm.issuerdirect.com/celh and entering in your stockholder information provided on your ballot or proxy information in the Notice previously mailed to you.

Online access will be available prior to the meeting for you to obtain your information and to vote your shares should you not have done so previously. We encourage you to arrive at the meeting location or access the meeting webcast prior to the start time.

Rules for the hybrid meeting will be no different than if it was solely an in-person meeting. Professional conduct is appreciated and all Q&A sessions will be conducted at the appropriate time during the meeting.

How can I ask questions during the Annual Meeting?

You can submit questions in-person at the meeting or in writing to the virtual meeting website during the Annual Meeting in the Q&A tab on the virtual platform. You must first join the meeting as described above in “How can I participate in the Annual Meeting?”

Who Can Vote?

Stockholders who owned common stock of the Company at the close of business on April 13, 2022 (the “Record Date”), are entitled to vote at the Annual Meeting. On the Record Date, there were 74,470,539 shares of common stock outstanding and entitled to vote.

You do not need to attend the Annual Meeting (either in-person or virtually) to vote your shares. Shares represented by valid proxies, received in time for the Annual Meeting and not revoked prior to the Annual Meeting, will be voted at the Annual Meeting. A stockholder may revoke a proxy before the proxy is voted by delivering to our Secretary a signed statement of revocation or a duly executed proxy card bearing a later date. Any stockholder who has executed a proxy card but attends the Annual Meeting may revoke the proxy and vote at the Annual Meeting.

How Many Votes Do I Have?

Each share of common stock that you own entitles you to one vote.

How Do I Vote?

Whether you plan to attend the Annual Meeting (in-person or virtually) or not, we urge you to vote by proxy. All shares represented by valid proxies that we receive through this solicitation, and that are not revoked, will be voted in accordance with your instructions on the proxy card or as instructed via internet or telephone. You may specify whether your shares should be voted for or withheld for each nominee for director, and how your shares should be voted with respect to each of the other proposals. Except as set forth below, if you properly submit a proxy without giving specific voting instructions, your shares will be voted in accordance with the Board’s recommendations as noted below. Voting by proxy will not affect your right to attend the Annual Meeting. If your shares are registered directly in your name through our stock transfer agent, Direct Transfer LLC, or you have stock certificates, you may vote:

●

By mail. If you requested and received a proxy card you may complete and mail the proxy card in the postage prepaid envelope we will provide. Your proxy will be voted in accordance with your instructions. If you sign the proxy card, but do not specify how you want your shares voted, they will be voted as recommended by the Board.

●	By Internet. At https://www.iproxydirect.com/celh

●

By remote communication at the Annual meeting. You may vote at the Annual Meeting virtually after you have joined the Annual Meeting by accessing the meeting URL at https://agm.issuerdirect.com/celh and following the instructions provided therein.

●	In-person. You may vote in-person during the Annual Meeting at the designated physical meeting location.

If your shares are held in “street name” (held in the name of a bank, broker or other nominee), you must provide the bank, broker or other nominee with instructions on how to vote your shares and can do so as follows:

●	By internet or by telephone. Follow the instructions you receive from your broker to vote by internet or telephone.

●	By mail. You will receive instructions from your broker or other nominee explaining how to vote your shares.

●

In-person or by remote communication at the Annual Meeting. Contact the broker or other nominee who holds your shares to obtain a broker’s proxy card and present it to the inspector of election with your ballot when you vote at the Annual Meeting (either in-person or virtually). You will not be able to attend the Annual Meeting (either in-person or virtually) unless you have a proxy card from your broker.

How Does the Board Recommend That I Vote on the Proposals?

The Board recommends that you vote as follows:

●	“FOR” for the election of the Board nominees as directors

●	“FOR” ratification of the selection of Ernst & Young LLP as our independent public accountant for the fiscal year ending December 31, 2022; and

●	“FOR” approval of the compensation of our named executive officers as set forth in this proxy statement.

If any other matter is presented, the proxy card provides that your shares will be voted by the proxy holder listed on the proxy card in accordance with his or her best judgment. As of the date of this proxy statement, we knew of no matters that needed to be acted on at the Annual Meeting, other than those discussed in this proxy statement.

May I Change or Revoke My Proxy?

If you give us your proxy, you may change or revoke it at any time before the Annual Meeting. You may change or revoke your proxy in any one of the following ways:

●	signing a new proxy card and submitting it as instructed above;

●	if your shares are held in street name, re-voting by internet or by telephone as instructed above – only your latest internet or telephone vote will be counted;

●	if your shares are registered in your name, notifying the Company’s Secretary in writing before the Annual Meeting that you have revoked your proxy; or

●	voting in-person or virtually at the Annual Meeting.

What If I Receive More Than One Proxy Card?

You may receive more than one proxy card or voting instruction form if you hold shares of our common stock in more than one account, which may be in registered form or held in street name. Please vote in the manner described above or under “Voting Instructions” on the proxy card for each account to ensure that all of your shares are voted.

Will My Shares Be Voted If I Do Not Return My Proxy Card?

If your shares are registered in your name or if you have stock certificates, they will not be voted if you do not return your proxy card by mail or vote at the Annual Meeting as described above under “How Do I Vote?” If your broker cannot vote your shares on a particular matter because it has not received instructions from you and does not have discretionary voting authority on that matter, or because your broker chooses not to vote on a matter for which it does have discretionary voting authority, this is referred to as a “broker non-vote.” The New York Stock Exchange (“NYSE”) has rules that govern brokers who have record ownership of listed company stock (including stock such as ours that is listed on The Nasdaq Capital Market) held in brokerage accounts for their clients who beneficially own the shares. Under these rules, brokers who do not receive voting instructions from their clients have the discretion to vote uninstructed shares on certain matters (“routine matters”), but do not have the discretion to vote uninstructed shares as to certain other matters (“non-routine matters”). Under NYSE interpretations, Proposal 1 (election of directors),) and Proposal 3 (advisory vote to approve executive compensation) are considered non-routine matters. Proposal 2 (the ratification of our independent public accountant) is considered a non-routine matter. If your shares are held in street name and you do not provide voting instructions to the bank, broker or other nominee that holds your shares as described above under “How Do I Vote?,” the bank, broker or other nominee has the authority, even if it does not receive instructions from you, to vote your unvoted shares for Proposal 2 (the ratification of our independent public accountant), but does not have authority to vote your unvoted shares for Proposal 1 (election of directors) or Proposal 3 (advisory vote to approve executive compensation). We encourage you to provide voting instructions. This ensures your shares will be voted at the Annual Meeting in the manner you desire.

What Vote is Required to Approve Each Proposal and How are Votes Counted?

Proposal 1: Election of Directors

The nominees for director who receive the greatest number of votes FOR election (also known as a plurality) will be elected as directors. You may vote either FOR all of the nominees, WITHHOLD your vote from all of the nominees or WITHHOLD your vote from any one or more of the nominees. Votes that are withheld will not be included in the vote tally for the election of directors. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name for the election of directors. As a result, any shares not voted by a beneficial owner will be treated as a broker non-vote. Such broker non-votes will have no effect on the results of this vote.

Proposal 2: Ratification of the Appointment of Ernst & Young LLP as our Independent Public Accountant for the Fiscal Year Ending December 31, 2022

The affirmative vote of a majority of the votes cast for this proposal is required to ratify the appointment of the Company’s independent public accountant. Abstentions will be counted towards the tabulation of votes cast on this proposal and will have the same effect as a negative vote. Brokerage firms have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. If a broker does not exercise this authority, such broker non-votes will have no effect on the results of this vote. We are not required to obtain the approval of our stockholders to appoint the Company’s independent accountant. However, if our stockholders do not ratify the appointment of Ernst &Young LLP as the Company’s independent public accountant for the fiscal year ending December 31, 2022, the Audit and Enterprise Risk Committee of the Board may reconsider its appointment.

Proposal 3: Advisory Vote to Approve the Compensation of our Named Executive Officers (Say-on-Pay)

The advisory vote to approve the compensation of our executive officers will be approved if the votes cast in favor of the proposal exceed the votes cast against the proposal (Say-on-Pay). Abstentions and broker non-votes will not be counted as either votes cast for or against this proposal. While the results of this advisory vote are non-binding, the Compensation Committee of the Board and the Board values the opinions of our stockholders and will consider the outcome of the vote, along with other relevant factors, in deciding whether any actions are necessary to address the concerns raised by the vote and when making future compensation decisions for executive officers.

What Constitutes a Quorum for the Annual Meeting?

The presence, in-person or by proxy, of the holders of a majority of the shares entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting. Votes of stockholders of record who are present at the Annual Meeting in-person or by proxy, abstentions, and broker non-votes are counted for purposes of determining whether a quorum exists.

Householding of Annual Disclosure Documents

The Securities and Exchange Commission (the “SEC”) previously adopted a rule concerning the delivery of annual disclosure documents. The rule allows us or brokers holding our shares on your behalf to send a single set of our annual report and proxy statement to any household at which two or more of our stockholders reside, if either we or the brokers believe that the stockholders are members of the same family. This practice, referred to as “householding,” benefits both stockholders and us. It reduces the volume of duplicate information received by you and helps to reduce our expenses. The rule applies to our annual reports, proxy statements and information statements. Once stockholders receive notice from their brokers or from us that communications to their addresses will be “householded,” the practice will continue until stockholders are otherwise notified or until they revoke their consent to the practice. Each stockholder will continue to receive a separate proxy card or voting instruction card.

Those stockholders who either (i) do not wish to participate in “householding” and would like to receive their own sets of our annual disclosure documents in future years or (ii) who share an address with another one of our stockholders and who would like to receive only a single set of our annual disclosure documents should follow the instructions described below:

●

Stockholders whose shares are registered in their own name should contact our transfer agent, Direct Transfer LLC, 1981 Murray Holladay Road, Suite 100, Salt Lake City, Utah 84117. Telephone: (919) 481-4000.

●

Stockholders whose shares are held by a broker or other nominee should contact such broker or other nominee directly and inform them of their request, stockholders should be sure to include their name, the name of their brokerage firm and their account number.

Who is paying for this proxy solicitation?

In addition to mailed proxy materials, our directors, officers and employees may also solicit proxies in person, by telephone, or by other means of communication. We will not pay our directors, officers and employees any additional compensation for soliciting proxies. We may reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

Is my vote confidential?

Proxy instructions, ballots, and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within our Company or to third parties, except as necessary to meet applicable legal requirements, to allow for the tabulation of votes and certification of the vote, or to facilitate a successful proxy solicitation.

Where can I find the voting results of the Annual Meeting?

We will announce preliminary voting results at the Annual Meeting. We will also disclose voting results on a Current Report on Form 8-K that we will file with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Current Report on Form 8-K within four business days after the Annual Meeting, we will file a Current Report on Form 8-K to publish preliminary results and will provide the final results in an amendment to this Current Report on Form 8-K as soon as they become available.

When are stockholder proposals due for next year’s annual meeting?

At our annual meeting each year, our Board of Directors submits to stockholders its nominees for election as directors. In addition, the Board of Directors may submit other matters to the stockholders for action at the annual meeting.

Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, stockholders may present proper proposals for inclusion in the Company’s proxy statement for consideration at the following annual meeting of stockholders (after the one referenced herein) by submitting their proposals to the Company in a timely manner. These proposals must meet the stockholders eligibility and other requirements of the SEC. To be considered for inclusion in next year’s proxy materials, you must submit your proposal in writing by February 2, 2023 to our Corporate Secretary, 2424 N Federal Highway, Suite 208, Boca Raton, Florida 33431.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the Record Date, the beneficial ownership of our common stock by each executive officer and director, by each person known by us to beneficially own 5% or more of our common stock and by executive officers and directors as a group. The address of the each of the executive officers and directors set forth in the table is c/o the Company, 2424 North Federal Highway, Suite 208, Boca Raton, Florida 33431.

Names and addresses of beneficial owners	Number of Shares of common stock(1)		Percentage of class (%)
John Fieldly	1,365,907	(1)	1.8%

Edwin Negron	308,729	(2)	*

Nicholas Castaldo	237,996	(3)	*

Caroline Levy	23,833	(4)	*

Cheryl S. Miller	2,750	(5)	*

Joyce Russell	2,750	(6)	*

Damon DeSantis	2,750	(7)	*

Hal Kravitz	110,264	(8)	*

Alexandre Ruberti	5,500	(9)	*

All officers and directors as a group (nine (9) persons)	2,060,479		2.7%

Other 5% or greater stockholders:

Carl DeSantis	19,154,794	(10)	24.9%
3161 Jasmine Drive Delray Beach, Florida 33483

William H. Milmoe	8,042,197	(11)	10.4%
3299 NN 2nd Ave, Boca Raton 33431

BlackRock, Inc. 55 East 52nd Street New York, NY 10055	6,376,386	(12)	8.3%

Li Ka Shing 7/F Cheung Kong Center 2 Queens' Road Central, Hong Kong.	6,761,492	(13)	8.8%

Solina Chau Hoi Shuen House 4 2 Island Road, Hong Kong.	6,057,742	(14)	7.9%

The Vanguard Group 100Vanguard Blvd. Malvern, PA 19355	4,194,742	(15)	5.4%

*	Less than 1%

The persons named above have full voting and investment power with respect to the shares indicated unless otherwise specified below. Under the rules of the SEC, a person (or group of persons) is deemed to be a “beneficial owner” of a security if he or she, directly or indirectly, has or shares the power to vote or to direct the voting of such security, or the power to dispose of or to direct the disposition of such security. Accordingly, more than one person may be deemed to be a beneficial owner of the same security.

Information for 5% or greater stockholders is based on Exchange Act filings made by the named stockholder.

(1)	Represents (a) 1,090,000 shares of our common stock that are issuable upon exercise of stock options and restricted stock rights and (b) 275,907 shares of common stock held of record by Mr. Fieldly.

(2)

Represents (a) 290,460 shares of common stock issuable upon the exercise of stock options and (b) 18,269 shares of common stock held of record by Mr. Negron. Mr. Negron stepped down from his position as Chief Financial Officer effective April18, 2022, but is remaining with the Company in an executive advisory capacity through January 31. 2023 to assist in the transition to a new Chief Financial Officer.

(3)	Represents (a) 191,667 shares of common stock issuable upon the exercise of stock options and (b) 46,329 shares of common stock held of record by Mr. Castaldo.

(4)	Represents (a) 18,333 shares of common stock issuable upon the exercise of stock options and (b) 5,500 shares of common stock held of record by Ms. Levy.

(5)	Represents (a) 2,750 shares of common stock held of record by Ms. Miller.

(6)	Represents (a) 2,750 shares of common stock held of record by Ms. Russell.

(7)	Represents (a) 2,750 shares of common stock held of record by Mr. DeSantis.

(8)	Represents (a) 91,667 shares of common stock issuable upon the exercise of stock options and (b) 18,597 shares of common stock held of record by Mr. Kravitz.

(9)	Represents (a) 5,500 shares of common stock issuable upon the exercise of stock options and (b) -0- shares of common stock held of record by Mr. Ruberti.

(10)

Represents (a) 3,550,311 shares of common stock held of record by CDS Ventures and (b) 3,920,531shares of common stock held of record by CD Financial; (c) 870,000 shares of common stock held of record by Carl DeSantis Revocable Trust (“CD Revocable Trust”); 313,952 shares of common stock held of record by Carl Angus DeSantis Foundation (Foundation); (e) 10,500,000 shares of common stock held of record by Carl DeSantis Retained Annuity Trust (“CD Retained Trust”)."&" Voting power of shares of common stock beneficially owned by CDS Ventures and CD Financial is shared by Mr. DeSantis and Mr. Milmoe. Mr. DeSantis has sole dispositive power with respect to such shares."

(11)

Represents (a) 97,383 shares of common stock held of record by Mr. Milmoe; (b) 160,000 shares of common stock issuable upon exercise of stock options; (c) 3,550,311 shares of common stock held of record by CDS Ventures, LLC (“CDS Ventures”); (d) 3,920,531 shares of common stock held of record by CD Financial and (e) 313,952 shares of common stock held of record by Carl Angus DeSantis Foundation. Mr. Milmoe and Carl DeSantis share voting power with respect to shares of common stock beneficially owned by CDS Ventures and CD Financial. Mr. Milmoe does not have dispositive power with respect to such shares. Mr. Milmoe serves as a Director of the Carl Angus DeSantis Foundation.

(12)	Represents shares of common stock held of record

(13)	Represents 6,761,492 shares of common stock held of record by Charmnew Limited.

(14)	Represents 6,057,742 shares of common stock held of record by Grieg International Limited and Oscar Time Limited, over which shares Ms. Chau has voting and dispositive power.

(15)	Represents 4,194,742 shares of common stock held of record by The Vanguard Group.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

The Governance and Nominating Committee of the Board of Directors and the Board of Directors as a whole have unanimously approved the recommended slate of eight directors.

The following table shows the Company’s nominees for election to the Board of Directors. Each nominee, if elected, will serve until the next annual meeting of stockholders and until a successor is named and qualified, or until his or her earlier resignation or removal. All of the nominees are members of the present Board of Directors. We have no reason to believe that any of the nominees is unable or will decline to serve as a director if elected. Unless otherwise indicated by the stockholder, the accompanying proxy will be voted for the election of the nine persons named under the heading “Nominees for Directors.” Although the Company knows of no reason why any nominee could not serve as a director, if any nominee shall be unable to serve, the accompanying proxy will be voted for a substitute nominee.

Nominees for Director

Name	Age	Position with the Company

John Fieldly	42	Chairman of the Board and Chief Executive Officer and Director

Nicholas Castaldo	70	Director

Caroline Levy	59	Director

Hal Kravitz	64	Lead Independent Director

Alexandre Ruberti	46	Director
	.
Cheryl Miller	49	Director

Damon DeSantis	58	Director

Joyce Russell	61	Director

The Governance and Nominating Committee and the Board seek, and the Board is comprised of, individuals whose characteristics, skills, expertise, and experience complement those of other Board members. We have set out below biographical and professional information about each of the nominees, along with a brief discussion of the experience, qualifications, and skills that the Board considered important in concluding that the individual should serve as a current director and as a nominee for re-election or election as a member of our Board.

Nominee Biographies

John Fieldly has served as Chairman of the Board since August 2020, as Chief Executive Officer since April 2018 and a member of the Company’s Board of Directors since March 2017. Mr. Fieldly originally joined Celsius in January 2012 as its Chief Financial Officer and from March 2017 to March 2018 served as Interim Chief Executive Officer and Chief Financial Officer. Prior to joining Celsius Holdings, Inc. he held leadership roles at Lebhar-Friedman, Oragenics, Inc. and Eckerd Drugs, Inc. Mr. Fieldly is a Certified Public Accountant in Florida. Mr. Fieldly’s long tenure with the Company makes him a valuable member of the board of directors in addition to his position as Chief Executive Officer.

Nicholas Castaldo Mr. Castaldo joined the Board in March 2013. His career spans over 30 years in consumer businesses in the food and beverage industry with executive positions in public and private companies, multi-nationals and start-ups. He is an Equity Partner of Lime Fresh Mexican Grill, a fast-casual Mexican restaurant chain and served as the company’s CMO for 2 years. Mr. Castaldo was an Equity Partner and member of the founding management team of Anthony’s Coal Fired Pizza, a casual dining restaurant chain, and served as President, Senior Vice-President/Chief Marketing Officer, and Board Member for 12 years. He served for 8 years as President of Pollo Tropical, a Miami-based fast casual restaurant chain. He has held senior Marketing positions at Denny’s, CitiCorp Savings and Burger King. He is a member of the Marketing Advisory Board and an Adjunct Professor at the H. Wayne Huizenga College of Business and Entrepreneurship at Nova Southeastern University teaching courses in

Marketing and Entrepreneurship. He earned his MBA from the Harvard Business School at Harvard University. His experience in the food and beverage industry qualifies him as a valuable member of the board of directors.

Caroline Levy has served as a director of Celsius since July 2020. Ms. Levy most recently served as Senior Equity Research Analyst at Macquarie, in her role Caroline covered both large and small cap beverage companies. Prior to this, she spent eight years as a managing director and senior analyst at CLSA. This followed a decade at UBS, where Caroline headed the US consumer research team, while also holding the position of COO for all research and Chair of the Investment Review Committee. Caroline has made numerous media appearances including CNBC’s “Mad Money with Jim Cramer” and Bloomberg. Additionally, she has been recognized multiple times including, “The Institutional Investor All Star survey” and “The Wall Street Journal analyst rankings”, for stock picking and earnings accuracy. Ms. Levy’s equity analysis and capital markets experience, with a focus on beverage companies, brings a unique perspective to her position on our board of directors.

Hal Kravitz became a director of Celsius in April 2016 and the Lead Independent Director effective July 2021. From November 2018 through November 2021, Mr. Kravitz served as President, Certified Management Group, a division of Advantage Solutions. From 2014 to 2018, Mr. Kravitz served as Chief Executive Officer of AQUAhydrate, Inc., a company engaged in the manufacture, distribution, and marketing of premium bottled water. In 2013, Mr. Kravitz as a founding member, helped form InterContinental Beverage Capital, a New York-based merchant bank focused on investments in the beverage and other CPG industries. For over thirty (30) years prior thereto, Mr. Kravitz served as an executive officer and in other management positions in various units of the Coca-Cola system including President of its acquired Glaceau Company, makers of Vitaminwater® and Smartwater®. We believe that Mr. Kravitz’s extensive experience in the beverage industry makes him a valuable member of the board of directors.

Alexandre Ruberti joined the Board of Directors in February 2021. Mr. Ruberti brings a wealth of experience to Celsius having spent the past 25 years in the beverage industry across the Americas. Currently, Alexandre serves as CEO and Board Member of Future Farm USA, a plant-based meat company with a presence in 28 countries. Previously, Ruberti served in dual positions at Red Bull as the President of Red Bull Distribution Company USA and Executive Vice President of Sales for Red Bull North America. Alexandre joined Red Bull in 2005 as Head of National Sales and Distribution of Brazil where he led LATAM business and advanced to the role of President of Red Bull Distribution Company, by developing the business exponentially through incremental growth, expanding the footprint and increasing profitability in seven years. In 2019, he was appointed the additional position as Executive Vice President of Sales for Red Bull North America. Prior to Red Bull, he spent nine years at Coca-Cola Bottlers in Brazil. Ruberti obtained his MBA from Fundação Getulio Vargas in Brazil. He also serves as a Member of the Young Presidents' Organization – YPO - Santa Monica Bay chapter and is an active angel investor. Given Mr. Ruberti’s extensive experience in the beverage industry, we believe that he will provide valuable perspectives to executing our strategy, driving profitability and enhancing value for our stockholders.

Cheryl S. Miller joined the Board of Directors in August 2021. Ms. Miller currently serves as chief financial officer of West Marine, the nation’s leading omni-channel provider of products, services and expertise for the marine aftermarket. Cheryl previously served as an executive strategic advisor for, and executive vice president and chief financial officer of, JM Family Enterprises, a diversified automotive company ranked No. 20 on Forbes’ lists of Americas Largest Private Companies. Cheryl has also previously served as President and Chief Executive Officer and held positions of Ex VP and Chief Financial Officer, Treasurer and VP of Investor Relations between 2010 and April 2021 with AutoNation Inc., a publicly traded Fortune 150 automotive retailer while also serving on their board from July 2019 to July 2020. In addition, since 2016, Cheryl has been serving as a director of Tyson Foods, Inc., one of the world’s largest public food companies where she is a member of Tyson’s Audit committee and chairs the Compensation & Leadership Development committee. A native of Puerto Rico and resident of Florida, Cheryl holds a bachelor’s degree in finance and business administration from James Madison University and brings over 20 years of corporate finance experience in consumer-focused industries specializing in M&A, cybersecurity, e-commence and public company stockholder relations. We believe that Ms. Miller's experience as a corporate chief financial officer makes her a valuable addition to our Board of Directors.

Damon DeSantis joined the Board of Directors in August 20221. Mr. DeSantis currently serves as a board member of MacPherson’s, the largest employee-owned distributor of creative materials and art supplies in North America. His corporate business interests continue with ownership, direct investment, and board membership in a variety of private businesses in the hospitality, financial services, automotive, spirits and cannabis industries. Previously, Damon served as Chief Executive Officer of Rexall Sundown Nutritional Company, a former Nasdaq 100 company until 2001 as well as a board member of the company. Rexall Sundown was in the business of developing, manufacturing, packaging, marketing, and distributing nutritional products of over 2800 SKUs to wholesalers, distributors, retailers in the US and worldwide. Damon is the son of Carl DeSantis, one of the principal stockholders of Celsius and he and his family live in Plantation Florida. We believe that Mr. DeSantis' wide array of business experience brings a valuable viewpoint to the Board of Directors.

Joyce Russell joined the Board of Directors in August 2021. Ms. Russell currently serves as President of the Adecco Group U.S. Foundation, which is focused on up/re-skilling American workers and helping to ensure work equality for all. The Foundation was formed in 2019 and Joyce was appointed its first President. She previously served as President of Adecco Staffing US from 2004 to 2018, an affiliate of the Swiss public company Adecco Group AG, a Fortune Global 500 company, and she brings over 34 years of experience specializing in human resources. Joyce is a panelist and participates at the World Economic Forum in Davos and Fortune’s Most Powerful Women Summits and serves on the Board of Directors of the American Staffing Association. Joyce and her family reside in Vero Beach, Florida and holds a Bachelor of Arts degree in business and communications from Baylor University. We believe that Ms. Russell's experience in human resources makes her a valuable member of our Board of Directors.

Family Relationships

There are no family relationships among the officers and director nominees, nor are there any arrangements or understanding between any of the director nominees or officers of our Company or any other person pursuant to which any officer or director was or is to be selected as an officer or director.

Involvement in Certain Legal Proceedings

During the past ten years, none of our directors, executive officers, promoters, control persons, or nominees has been:

●

the subject of any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

●	convicted in a criminal proceeding or is subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

●

subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or any Federal or State authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities;

●	found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law;

●

the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of (a) any Federal or State securities or commodities law or regulation; (b) any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or (c) any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

●

the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Vote Required

The nominees for director who receive the greatest number of votes FOR election (also known as a plurality) will be elected as directors. You may vote either FOR all of the nominees, WITHHOLD your vote from all of the nominees or WITHHOLD your vote from any one or more of the nominees. Votes that are withheld will not be included in the vote tally for the election of directors. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name for the election of directors. As a result, any shares not voted by a beneficial owner will be treated as a broker non-vote. Such broker non-votes will have no effect on the results of this vote.

THE BOARD RECOMMENDS A VOTE “FOR” THE ELECTION OF THE NOMINEES NAMED ABOVE AS DIRECTORS, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

INFORMATION ABOUT THE BOARD OF DIRECTORS, COMMITTEES AND CORPORATE GOVERNANCE

Director Attendance at Board, Committee, and Other Meetings

During the year ended December 31, 2021, the Board of Directors held eight (8) meetings, the Audit and Enterprise Risk Committee met five (5) times, and the Human Resource and Compensation Committee met two (2) times. The Governance and Nominating Committee met four (4) times. No director attended fewer than 75% of the board or of any committee such director served on. We do not have a formal policy in place with respect to director attendance at the Company’s annual meeting of stockholders.

Board Committees and Independence

Our Board of Directors has established three standing committees, the Audit and Enterprise Risk Committee, the Human Resource and Compensation Committee and the Governance and Nominating Committee. The table below sets forth the members of each of the aforementioned committees:

Audit and Enterprise Risk Committee	Human Resource and Compensation Committee	Governance and Nominating Committee
Cheryl S. Miller (Chairperson) Joyce Russell Caroline Levy	Joyce Russell (Chairperson) Nicholas Castaldo Hal Kravitz Alexandre Ruberti	Damon DeSantis (Chairperson) Nicholas Castaldo Cheryl S. Miller Caroline Levy

Our Board of Directors has determined that each of our current directors, except John Fieldly, and each of our director nominees is “independent” within the meaning of the applicable rules and regulations of the SEC and the listing standards of the Nasdaq Stock Market.

In addition, we believe Ms. Levy and Ms. Miller qualify as an “audit committee financial expert” as the term is defined by the applicable rules and regulations of the SEC and the Nasdaq Stock Market listing standards, based on their respective business professional experience in the financial and accounting fields.

Audit and Enterprise Risk Committee

The Audit and Enterprise Risk Committee assists our Board of Directors in its oversight of the company’s accounting and financial reporting processes and the audits of the company’s financial statements, including (i) the quality and integrity of the company’s financial statements, (ii) the company’s compliance with legal and regulatory requirements, (iii) the independent auditors’ qualifications and independence and (iv) the performance of our company’s internal audit functions and independent auditors, as well as other matters which may come before it as directed by the Board of Directors. Further, the Audit and Enterprise Risk Committee, to the extent it deems necessary or appropriate, among its several other responsibilities, shall:

●

be responsible for the appointment, compensation, retention, termination and oversight of the work of any independent auditor engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for our company;

●

discuss the annual audited financial statements and the quarterly unaudited financial statements with management and the independent auditor prior to their filing with the SEC in our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q;

●

review with the Company’s financial management on a period basis (a) issues regarding accounting principles and financial statement presentations, including any significant changes in our company’s selection or application of accounting principles, and (b) the effect of any regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of our company;

●	monitor our Company’s policies for compliance with federal, state, local, and foreign laws and regulations and our company’s policies on corporate conduct;

●	maintain open, continuing and direct communication between the Board of Directors, the Audit and Enterprise Risk Committee and our independent auditors; and

●

monitor our compliance with legal and regulatory requirements and shall have the authority to initiate any special investigations of conflicts of interest, and compliance with federal, state and local laws and regulations, including the Foreign Corrupt Practices Act, as may be warranted.

Ms. Miller is the current chairperson of our Audit and Enterprise Risk Committee and will stand for re-election as a director at the Annual Meeting.

Human Resource and Compensation Committee

The Human Resource and Compensation Committee aids our Board of Directors (which is sometimes referred to in this proxy statement as the "Compensation Committee") in meeting its responsibilities relating to the compensation of our company’s executive officers and to administer all incentive compensation plans and equity-based plans of the Company, including the plans under which Company securities may be acquired by directors, executive officers, employees and consultants. Further, the Human Resource and Compensation Committee, to the extent it deems necessary or appropriate, among its several other responsibilities, shall:

●

review periodically the Company’s philosophy regarding executive compensation to (i) ensure the attraction and retention of corporate officers; (ii) ensure the motivation of corporate officers to achieve our company’s business objectives, and (iii) align the interests of key management with the long-term interests of the Company’s stockholders;

●	review and approve corporate goals and objectives relating to Chief Executive Officer compensation and other executive officers of Celsius;

●

make recommendations to the Board of Directors regarding compensation for non-employee directors, and review periodically non-employee director compensation in relation to other comparable companies and in light of such factors as the Human Resource and Compensation Committee may deem appropriate; and

●	review periodically reports from management regarding funding the Company’s pension, retirement, long-term disability and other management welfare and benefit plans.

Ms. Russell is the current chairperson of our Human Resource and Compensation Committee and will stand for re-election as a director at the Annual Meeting.

Governance and Nominating Committee

The Governance and Nominating Committee recommends to the Board of Directors individuals qualified to serve as directors and on committees of the Board of Directors to advise the Board of Directors with respect to the Board of Directors composition, procedures and committees to develop and recommend to the Board of Directors a set of corporate governance principles applicable to the Company; and to oversee the evaluation of the Board of Directors and Celsius’ management.

Further, the Governance and Nominating Committee, to the extent it deems necessary or appropriate, among its several other responsibilities shall:

●

recommend to the Board of Directors and for approval by a majority of independent directors for election by stockholders or appointment by the Board of Directors as the case may be, pursuant to our bylaws and consistent with the Board of Director’s evidence for selecting new directors;

●	review the suitability for continued service as a director of each member of the Board of Directors when his or her term expires or when he or she has a significant change in status;

●	review annually the composition of the board of directors and to review periodically the size of Board of Directors;

●	make recommendations on the frequency and structure of Board of Directors’ meetings or any other aspect of procedures of the Board of Directors;

●	make recommendations regarding the chairmanship and composition of standing committees and monitor their functions;

●	review annually committee assignments and chairmanships;

●	recommend the establishment of special committees as may be necessary or desirable from time to time; and

●	develop and review periodically corporate governance procedures and consider any other corporate governance issue.

Mr. DeSantis is the current chairperson of our Governance and Nominating committee and will stand for re-election as a director at the Annual Meeting.

Non-Employee Director Stock Ownership Policy

The Board has adopted stock ownership requirements for non-employee directors. These requirements provide that each non-employee director of the Company has three years from the date of appointment to satisfy the minimum stock ownership requirement and hold a minimum of 9,000 shares of common stock (including vested restricted stock units). During 2021, all non-employee directors complied with the non-employee director stock ownership policy.

Director Rotation Policy

The Board has adopted a director rotation policy. This policy provides that director who have served for fifteen (15) years or who have served for ten (10) years and have reached the age of 72, will rotate off the Board of Directors by not standing for reelection at the next Annual Meeting of Stockholders

Board Leadership Structure

The Board of Directors does not have a policy on whether or not the roles of Executive Officer and Chairman of the Board should be separate and, if they are to be separate, whether the Chairman of the Board should be selected from the non-employee directors or be an employee. The Board of Directors believes that whether to have the same individual serve as Chairman of the Board and Chief Executive Officer should be decided by the Board, from time to time, in accordance with its business judgment after considering relevant factors, including the specific needs of the business and what is in the best interest of the Company’s stockholders. The Board believes that John Fieldly, the Company’s current Chief Executive Officer is best suited to serve as Chairman of the Board. With the establishment of the Lead Independent Director position in July 2021, the Board believes that its current leadership structure is appropriate and effective at this time, given the Company’s stage of development.

Lead Independent Director

In July 2021, the independent directors of the Board approved the creation of the position of Lead Independent Director. If the offices of Chairman of the Board and Chief Executive Officer are held by the same person, the independent members of the Board of Directors will annually elect with a majority vote an independent director to serve in a lead capacity. Although elected annually, the Lead Independent Director is generally expected to serve for more than one year. The Lead Independent Director may be removed or replaced at any time with or without cause by a majority vote of the independent members of the Board. Hal Kravitz is currently the Lead Independent Director. As one of the longest-serving members of the Board, he brings to bear a wealth of knowledge regarding the Company and its growth and development.

Code of Ethics

We have adopted a code of ethics that applies to all of our executive officers, directors and employees. The code of ethics codifies the business and ethical principles that govern all aspects of our business. This document will be made available in print, free of charge, to any stockholder requesting a copy in writing from our Secretary at our executive offices in Boca Raton, Florida.

Board of Directors' Role in Risk Oversight

Members of the Board of Directors have periodic meetings with management and the Company’s independent auditors to perform risk oversight with respect to the Company’s internal control processes. The Company believes that the Board’s role in risk oversight does not materially affect the leadership structure of the Company.

Consideration of Director Nominees

We seek directors with the highest standards of ethics and integrity, sound business judgment, and the willingness to make a strong commitment to the Company and its success. The Governance and Nominating Committee works with the Board on an annual basis to determine the appropriate and desirable mix of characteristics, skills, expertise, and experience for the full Board and each committee, taking into account both existing directors and all nominees for election as directors, as well as any diversity considerations and the membership criteria applied by the Governance and Nominating Committee. The Governance and Nominating Committee and the Board, which do not have a formal diversity policy, consider diversity in a broad sense when evaluating Board composition and nominations; and they seek to include directors with a diversity of experience, professions, viewpoints, skills, and backgrounds that will enable them to make significant contributions to the Board and the Company, both as individuals and as part of a group of directors. The Board evaluates each individual in the context of the full Board, with the objective of recommending a group that can best contribute to the success of the business and represents stockholder interests through the exercise of sound judgment. In determining whether to recommend a director for re-election, the Governance and Nominating Committee also considers the director’s attendance at meetings and participation in and contributions to the activities of the Board and its committees.

The Governance and Nominating Committee will consider director candidates recommended by stockholders, and its process for considering such recommendations is no different than its process for screening and evaluating candidates suggested by directors, management of the Company, or third parties.

Communications with the Board of Directors

Stockholders and other parties may communicate directly with the Board of Directors or the relevant Board member by addressing communications to:

Celsius Holdings, Inc.

c/o Corporate Secretary

2424 N Federal Highway, Suite 208

Boca Raton, Florida 33134

All stockholder correspondence will be compiled by our corporate secretary. Communications will be distributed to the Board of Directors, or to any individual director or directors as appropriate, depending on the facts and circumstances outlined in the communications. Items that are unrelated to the duties and responsibilities of the Board of Directors may be excluded, such as:

●	junk mail and mass mailings;
●	resumes and other forms of job inquiries;
●	surveys; and
●	solicitations and advertisements.

In addition, any material that is unduly hostile, threatening, or illegal in nature may be excluded, provided that any communication that is filtered out will be made available to any independent director upon request.

EXECUTIVE OFFICERS

The following persons are our executive officers and hold the offices set forth opposite their names.

Name	Age	Principal Occupation	Officer Since
John Fieldly	42	Chairman of the Board, and Chief Executive Officer	2016
Jarrod Langhans	41	Chief Financial Officer	2022

John Fieldly, Chairman of the Board and Chief Executive Officer

The biography for John Fieldly is contained in the information disclosures relating to the Company’s nominees for director.

Jarrod Langhans, Chief Financial Officer

Mr. Langhans became our Chief Financial Officer effective April 18, 2022. From June 2020 until joining Celsius, Mr. Langhans served as Chief Financial Officer of the European and Israel operating segments of Primo Water Corporation. From July 2012 through May 2020, has held various executive positions within Primo Water Corporation across the accounting, finance and investor relations areas. Mr. Langhans’ prior experience also includes working for major accounting firms such as CBIZ Mayer Hoffman McCann (MHM) and Cherry Bekaert. He is a Certified Public Accountant in Florida and has an extensive and diversified financial and leadership background across areas such as financial reporting including SEC, GAAP and IFRS, financial planning and analysis (FPA), mergers and acquisitions (M&A), investor relations (IR), debt and equity issuances, as well as strategic and business analysis and transformation. Mr. Langhans has a Master’s Degree in Accounting from the University of Florida.

Edwin Negron-Carballo, who had served as Celsius’ Chief Financial Officer since July 2018, decided to retire and stepped down from that position effective April 18, 2022, but is remaining with the Company in an executive capacity through January 31. 2023, to ensure a smooth transition to our new Chief Financial Officer.

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis (“CD&A”) section describes the general objectives, principles and philosophy of our executive compensation program, focused primarily on the compensation during fiscal 2021 of our Named Executive Officers (“NEOs”) who are listed as follows:

Name	Age	Principal Occupation	Officer Since
John Fieldly	42	Chairman of the Board, and Chief Executive Officer	2016
Edwin Negron-Carballo	60	Chief Financial Officer	2018

(1) Mr. Negron Carballo stepped down as the Company’s Chief Financial Officer effective April 18, 2022.

As used in this section, all references to the "Committee" or the "Compensation Committee" mean the Human Resources and Compensation Committee of the Board of Directors, which oversees the design and operation of our executive compensation program. For more information about the Committee and its role and responsibilities, please see the discussion under the heading "Human Resources and Compensation Committee" above.

Executive Summary

Celsius Holdings’ Committee is committed to working with the Board of Directors and management to design a performance-focused compensation program that attracts, retains, and motivates a highly skilled leadership team to drive value to stockholders. Our fiscal 2021 results and NEO compensation decisions demonstrate the application of our pay-for-performance philosophy, with NEO pay being driven by solid financial results and strong company performance despite some of our continued challenges with our transition out of JOBS Act protection.

2021 Financial Performance Highlights

Despite a global pandemic, the Company’s financial performance remained robust during 2021, as evidenced in part by the following:

•
Revenue of $314.3 million for 2021, up 140% from $130.7 million in 2020, including
o
Growth in domestic revenue by 186% from 2020 to 2021
o
Continued expansion of direct store delivery (DSD) network which resulted in 362% growth in distributor revenues
o
Triple-digit increases in revenue generated by the fitness and vending channels
•
Gross profit of $128.2 million in 2021, up 111% from $61.0 million in 2020
•
Net income of $3.9 million in 2021 (after giving effect to $36.5 million in non-cash share based compensation) as opposed to net income of $8.5 million in 2020 (after giving effect to $6.3 million in non-cash share based compensation). The increase in non-cash share-based compensation from 2020 to 2021 resulted in large part from separation agreements entered into in 2021 with a number of former employees and directors.
•
Our delivery of strong financial results over time is reflected in our annual total stockholder return through 2021 over the last one-, three- and five-year periods, which outperformed the S&P 600 Index and the Nasdaq over the same periods.

2022 Planned Enhancements to our Compensation Program

Beginning in 2021 and as planned for 2022, our company and the Committee have introduced several changes to further enhance our compensation programs and governance processes. These include:

▪
Introducing new members and chairpersons of Board of Director committees
▪
Establishing a Lead Independent Director
▪
Hiring an external consultant to assist and advise our Committee in executive compensation-related matters
▪
Devising a compensation benchmarking peer group
▪
Reviewing compensation plan design for strength of alignment to business strategy and objectives
▪
Discussing adoption of a clawback provision
▪
Adopting and formalizing ownership guidelines for executives and Directors

Compensation Philosophy and Objectives

The primary objectives of our executive compensation policies are to:

•
Attract and retain highly qualified and experienced executives
•
Motivate executives to achieve strategic goals
•
Encourage and reward delivery of stockholder value

We seek to reinforce equity ownership and entrepreneurialism by our executives, align their interests with those of our stockholders and link compensation to measurable corporate goals and qualitative individual performance.

Elements of Executive Compensation

In order to implement our compensation philosophy, compensation for our NEOs, John Fieldly, Chief Executive Officer and Edwin Negron-Carballo, Chief Financial Officer generally consists of three elements:

•
Base salary
•
Annual performance bonuses
•
Annual equity awards

Compensation Policies and Governance Practices

Our compensation governance policies as summarized below further align our executives’ interests with those of our stockholders and are designed to manage risk and follow best practices:

What we do:	What we don’t do:
☑ Pay for performance – greater than 80% of CEO and other NEO compensation is variable	☒ No executive hedging or pledging is permitted
☑ Require minimum financial hurdles to earn any payout on annual bonus	☒ No excise tax gross-ups for our NEOs
☑ Cap our short-term incentive plan at 120% of target	☒ No significant perquisites or benefits
☑ Compensation committee is comprised of only independent directors and is supported by an independent consultant	☒ No repricing of underwater stock options without stockholder approval
☑ Double-trigger change in control vesting provisions	☒ No payment of dividend equivalents on unearned awards

As stated above, in 2022 the Committee has also engaged its independent advisor to look into adopting additional strong governance practices, such as adopting share ownership guidelines for executives and a clawback policy, among others.

Our last Say on Pay vote in 2019 successfully passed with 98% of shareholders expressing support, which we consider an endorsement of our pay practices.

Compensation Committee Process; Role of our Compensation Committee, Management, and Compensation Consultant

The Compensation Committee operates under a written charter and is responsible for annually recommending, reviewing, and approving (or recommending to the Board to approve) the amount and form of compensation for our CEO and other NEOs. The Compensation Committee is also responsible for monitoring the performance and compensation of our NEOs, reviewing, and administering compensation plans, and also reviews the mix and level of compensation by each component individually and in the aggregate. Specifically, management will recommend base salary increases, annual cash incentive opportunities and design, and equity award levels, and advises the Committee regarding the compensation program’s ability to attract, retain, and motivate executive talent. The Compensation Committee has the ability to increase or decrease the compensation amounts recommended by management. The Compensation Committee regularly meets in executive session with the CEO not in attendance, where decisions are made regarding the CEO’s compensation. In 2021, management used Willis Towers Watson survey data to assist the Committee in making compensation decisions.

The Compensation Committee also considers the input of the Committee’s independent consultant. Starting in March 2022, the Committee has engaged the services of Farient Advisors (“Farient”), as the Compensation Committee’s independent compensation consultant. In 2022, Farient will be assisting the Company in evaluating its executive compensation programs and governance practices, establishing a peer group, providing the Committee competitive market data regarding the target pay opportunities, and supporting the Company in its proxy disclosures. The committee has assessed the independence of Farient and has determined no conflicts of interest exist utilizing the factors established by NASDAQ and the SEC.

Determination of 2021 Compensation

Salary

Salaries are intended to be sufficiently competitive to attract and retain key employees. At the beginning of each year, management proposes salary increases for the executives that are determined by a variety of factors, including but not limited to: market conditions, company and individual performance, increased responsibility, and the overall budget. The Chief Executive Officer proposes salary adjustments, if any, for the NEOs to be approved by the Compensation Committee, and the Compensation Committee recommends any salary adjustment to the Chief Executive Officer be approved by the Board of Directors.

Annual Cash Bonus Incentives

Our annual cash incentives are designed to reward employees for financial, operational, and individual performance that drive shareholder value and focus our organization on meeting or exceeding performance goals. The plans provide employees, including our NEOs, with the opportunity to earn cash awards based on the degree to which the company achieves predetermined performance measures for the year.

The elements used to determine awards include:

▪
A cash bonus incentive opportunity (expressed as a percentage of base salary)
▪
Financial targets (generally comprising 65% of the annual incentive)
▪
Organizational and individual performance goals (generally comprising 35% of the annual incentive)
▪
A range of performance objectives (threshold, target, and maximum) for each performance measure

Target Award Opportunities. The Committee establishes the target annual cash incentive award opportunities for each NEO.

Performance Measures. For the CEO and CFO, we used the following financial quantitative and qualitative metrics: revenue, gross margin $, gross margin %, sales & marketing, operating expense, adjusted EBITDA, and individual performance goals as reviewed and approved by the Compensation Committee.

Executive	Title	Target Award as a Percentage of Salary	Quantitative Financial Weighting	Organizational/Individual Weight
John Fieldly	CEO	50%	65%	35%
Edwin Negron-Carballo	CFO	40%	65%	35%

2021 target goals were set by the Compensation Committee using the above criteria. At the beginning of each year, the Committee reviews and approves the targets for the annual incentive plan. Overall, the Committee and management believed that these performance goals were appropriately challenging to warrant target annual incentive payouts.

% of Financial Plan Achieved	Organizational/Individual Ratings	Payout as a Percent of Target
116% +	5	120%
106% - 115%	4	110%
96% - 105%	3	100%
91% - 95%	2	75%
80% - 90%	1	50%
< 80%	0	0%

2021 Annual Incentive Plan Payouts. The Compensation Committee determined the actual annual bonus payments for 2021 based on management’s performance against the pre-established 2021 target goals.

The following summarizes 2021 incentive bonus payouts to our NEOs:

Name and Title	% of Salary	Target	Actual % of Target	Actual Payout
John Fieldly, CEO	50%	$250,000	112%	$280,000
Edwin Negron-Carballo, CFO	40%	$120,000	92%	$110,700

Long-Term Incentive Awards

Celsius currently uses grants of restricted stock units (“RSUs”) under its Amended 2016 Stock Incentive Plan as part of compensation of its NEOs, as a result of the strong belief that equity ownership by its NEOs aligns their interests with those of our stockholders. Our awards generally vest over a three-year period commencing one year from the date of grant and are contingent upon continued employment.

In 2021, the CEO received stock options as part of the CEO contract renewal that vest in three annual installments commencing from the date of grant. The CEO employment agreement is valid through December 31, 2023.

During 2021 Celsius encountered significant volatility in its stock price, which resulted in the grant date value of our annual equity awards being significantly different from the intended value our Compensation Committee approved. Going forward, the Committee will approve equity values for target and actual awards with the actual number of shares granted determined on the basis of the grant-date share price.

Other Matters

Employment Agreements and Change in Control Arrangements

Mr. Fieldly is party to an employment agreement with the Company and will continue to be subject to such agreement in its current form based on the term of such agreement, or upon renewal should the Compensation Committee determine in its discretion that revisions to the employment agreement is recommended. We believe that having an employment agreement with Mr. Fieldly is beneficial to us because it provides retentive value and subjects him to restrictive covenants.

The employment agreement with Mr. Fieldly also has a "double-trigger" change in control provision which means that change in control payments to Mr. Fieldly will only be made upon a termination of employment in connection with a change in control (and not solely as a result of the completion of a change in control transaction).

In 2021, none of our other NEOs were party to employment agreements with the Company.

Employee Benefit Plans

Our employees, including our NEOs who generally participate on the same basis as our broader employee population, are entitled to various employee benefits, which generally include health care plans, flexible spending accounts, life and disability insurance, 401(k) plan and paid time off.

Tax Implications

We considered the taxation and accounting consequences of our executive officer compensation programs as part of our internal evaluation of such programs and awards made under them. However, those consequences were not a deciding factor in our decisions in establishing or administering our compensation programs for 2021. We retain the discretion to structure compensation in ways that may result in less than full deductibility, that may not maximize tax savings and that may not minimize the accounting cost to the Company. Pursuant to the Tax Cuts and Jobs Act, the exemption from deduction limit under Section 162(m) of the Code for performance-based compensation has been repealed, effective for tax years beginning after December 31, 2017, such that compensation paid to covered executive officers in excess of $1 million will not be deductible unless it qualifies for transition relief applicable to certain arrangements in place as of November 2, 2017. Compensation paid in or awarded for 2021 described above will not be eligible for such transition relief.

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K. Based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis referred to above be included in this proxy statement.

Compensation Committee

Joyce Russell, Chairperson

Hal Kravitz

Nicholas Castaldo

Alexandre Ruberti

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth certain information concerning the compensation paid to our Chief Executive Officer and Chief Financial Officer, who are our two executive officers, during the years ended December 31, 2021, 2020 and 2019.

				RSU Awards (9)			Stock Option Awards (2)
Name and Principal Position	Year	Salary ($)	Bonus ($)	#	$		#	$		Other ($) (8)	Total ($)

John Fieldly, CEO(1)	2021	500,000	280,000	45,000	2,263,950	(5)	300,000	9,162,518	(3)	7,621	12,214,089
	2020	464,526	284,782	4,129	60,779	(6)	—	—		6,201	816,288
	2019	422,300	234,377	100,000	323,000	(7)	300,000	755,448	(4)	5,889	1,741,014

Edwin Negron-Carballo, CFO(1)	2021	300,000	110,700	45,000	2,263,950	(5)	—	—		1,690	2,676,340
	2020	270,000	112,340	4,129	60,779	(6)	—	—		527	443,646
	2019	206,000	67,980	—	—		300,000	755,448	(4)	508	1,029,936

(1)	Mr. Negron-Carballo stepped down as the Company’s Chief Financial Officer effective April 18, 2022.

(2)	Represents stock options granted under our Amended 2015 Incentive Stock Plan. The options vest in three annual installments commencing from the date of grant.

(3)	Represents stock options to purchase 300,000 shares at an exercise price of $42.64.

(4)	Represents stock options to purchase 150,000 shares at an exercise price of $3.73 and stock options to purchase 150,000 shares at an exercise price of $3.23.

(5)	Represents awards of restricted stock units (“RSUs”) under our Amended 2015 Stock Incentive Plan, valued at $50.31 per share which vest in three annual installments commencing from the date of grant.

(6)	Represents 4,129 immediately vesting RSUs valued at $14.72 per share as of the date of grant.

(7)	Represents 100,000 immediately vesting RSUs valued at $3.23 per share as of the date of grant.

(8)	Represents employer paid portion of health insurance premiums and other perquisites.

In addition, executive officers are entitled to participate in benefit plans maintained for employees of the Company generally.

Employment Agreements and Change in Control Arrangements

John Fieldly, Chief Executive Officer

On August 1, 2020, the Company entered into a new employment agreement (the “Fieldly Employment Agreement”) with John Fieldly, our Chief Executive Officer. The initial term of the Fieldly Employment Agreement is from January 1, 2021 through December 31, 2023. The Fieldly Employment Agreement provides for a base annual salary currently set at $540,000, eligibility for performance-based incentive bonuses, pursuant to such criteria as may be established by our Human Resource and Compensation Committee The Fieldly Employment Agreement provides for severance payments equal to (i) the annual base salary and a pro rata performance bonus for the number of months remaining in the term (up to a maximum of 6 months) in the event of termination upon death; (ii) twelve months’ salary in the event of termination other than for “cause” (as defined therein); and (iii) a “golden parachute” payment in an amount equal to twice the total compensation (including salary and annual incentive plan payout, if any) for the two prior calendar years in the event of termination without “cause” following a “change in control” (as defined therein). The Fieldly Employment Agreement also contains customary confidentiality and non-competition provisions.

Jarrod Langhans, Chief Financial Officer

Effective April 18, 2022, the Company entered into an employment agreement with Jarrod Langhans (the “Langhans Employment Agreement”), to serve as our Chief Financial Officer. The initial term of the Langhans Employment Agreement is from April 18, 2022 through December 31, 2024. The Langhans Employment Agreement provides for a base annual salary of $350,000 and eligibility for performance-based incentive bonuses, pursuant to such criteria as may be established by our Human Resource and Compensation Committee. Mr. Langhans is also granted (a) $200,000 worth of RSUs valued as of the date of grant which vest immediately but are subject to a one year lock-up, during which period they are subject to “claw back” in the event Mr. Langhans is terminated for “cause” or resigns and (b) a second grant of $800,000 worth of RSUs valued as of the date of grant which vest in four equal annual installments commencing one year from the grant date, subject to, among other matters, continued employment.. The Langhans Employment Agreement provides for severance payments equal to (i) the annual base salary and a pro rata performance bonus for the number of months remaining in the term (up to a maximum of 6 months) in the event of termination upon death; (ii) twelve months’ salary in the event of termination other than for “cause” (as defined therein); and (iii) a “golden parachute” payment in an amount equal to twice the total compensation (including salary and annual incentive play payout, if any) for the two prior calendar years in the event of termination without “cause” following a “change in control” (as defined therein). The Langhans Employment Agreement also contains customary confidentiality and non-competition provisions.

2021 Grants of Plan-Based Awards

The following table summarizes grants of plan-based awards granted to our NEOs during the fiscal year ended December 31, 2021.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (2)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units	All Other Option Awards: Number of Shares Underlying Options	Exercise or Base Price of Option Awards	Grant Date Fair Value of Stock and Option Awards
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)	(#)	(#)	($/Share)	($)(3)

John Fieldly, CEO
Cash Bonus		125,000	250,000	300,000	—	—	—	—	—	—	—
RSU (1)	1/1/21	—	—	—	—	—	—	45,000	—	50.31	2,263,950
Stock Options	1/1/21	—	—	—	—	—	—	—	300,000	42.64	9,162,518
Edwin Negron-Carballo, CFO		—	—	—	—	—	—	—	—	—	—
Cash Bonus		75,000	150,000	180,000	—	—	—	—	—	—	—
RSU (1)	1/1/21	—	—	—	—	—	—	45,000	—	50.31	2,263,950

1 The amounts represent shares underlying RSUs granted under our Amended 2015 Stock Incentive Plan.

2 NEOs can earn annual cash bonus incentives between 50% and 120% of target based on revenue, gross margin $, gross margin %, sales & marketing, operating expense, adjusted EBITDA, and individual performance goals as reviewed and approved by the Compensation Committee.

3 The assumptions used in the valuation of equity awards are disclosed in Note 15 to the Audited Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2021.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information with respect to stock awards and grants of options to purchase our common stock outstanding to the named executive officers at December 31, 2021.

	Number of securities underlying unexercised Options (#)(1)		Number of securities underlying unexercised unearned options	Weighted average option exercise price	Option expiration
Name	Exercisable	Un-exercisable	(#)(1)	($)(1)	date

John Fieldly, CEO	940,000	400,000	400,000	$12.54	Various

Edwin Negron-Carballo, CFO	155,556	250,000	250,000	$3.88	Various

(1)	Represents grants of stock options under our Amended 2006 Incentive Stock Plan and 2015 Incentive Stock Plan.

2021 Options Exercised and Stock Vested

The following table summarizes exercise of stock options and stock awards exercised and vested by our NEOs during the Company’s fiscal year ended December31, 2021.

	Stock Awards		Option Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(2)

John Fieldly, CEO	—	—	—	—

Edwin Negron-Carballo, CFO	—	—	61,304	3,795,944

(1)

The value realized upon vesting of the RSU awards represents the number of shares of our Common Stock underlying such RSU awards multiplied by the closing stock price of our Common Stock on the date the awards vested.

(2)

The value realized upon the exercise of the stock options reflects the number of options multiplied by the difference between the closing stock price of our Common Stock on the date of the exercise and the exercise price of the options.

Amended 2006 Incentive Stock Plan

In January 2007, we adopted our 2006 Incentive Stock Plan, which was amended in July 2009. The Amended 2006 Incentive Stock Plan provided for equity incentives to be granted to our employees, officers or directors or to key advisers or consultants. Equity incentives may be in the form of stock options with an exercise price not less than the fair market value of the underlying shares as determined pursuant to the Amended 2006 Incentive Stock Plan, stock appreciation rights, restricted stock awards, stock bonus awards, other stock-based awards, or any combination of the foregoing. The Amended 2006 Incentive Stock Plan is administered by our Human Resource and Compensation Committee. Options to purchase 245,000 shares of common stock are outstanding under the 2006 Amended 2006 Incentive Stock Plan as of the date of this Report. The Amended 2006 Incentive Stock Plan (but not awards thereunder) expired in January 2017.

2015 Incentive Stock Plan

Our 2015 Incentive Stock Plan, adopted in April 2015, provides for equity incentives to be granted to our employees, executive officers or directors or to key advisers or consultants. Equity incentives may be in the form of stock options with an exercise price not less than the fair market value of the underlying shares as determined pursuant to the 2015 Incentive Stock Plan, restricted stock awards, other stock-based awards, or any combination of the foregoing. The 2015 Incentive Stock Plan is administered by our Human Resource and Compensation Committee. There are 7,041,493 shares of our common stock are currently reserved for issuance pursuant to the exercise of awards under the 2015 Incentive Stock Plan. The number of shares so reserved automatically adjusts upward on January 1 of each year, so that the number of shares covered by the 2015 Incentive Stock Plan is equal to 15% of our then issued and outstanding common stock. Stock option and awards to purchase an aggregate of 5,019,646 shares of our common stock are outstanding under the 2015 Incentive Stock Plan as of the date of this Report.

CEO Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), we are providing disclosure regarding the ratio of the annual total compensation of our Chief Executive officer, John Fieldly, to that of our median employee.

Our CEO to median employee pay ratio was calculated in accordance with Item 402(u) of Regulation S-K, and represents a reasonable estimate. For 2021, identified a median employee by using base salary, our consistently applied compensation measure, for all individuals who were employed by us on December 31, 2021, excluding our CEO, annualized for any employees who joined the Company during 2021. To identify the compensation of our median employee, we determined the total compensation paid for each of our employees. For an employee paid in a currency other than U.S. dollars, we converted annual compensation into U.S. dollars. Based on this data and process, we determined that our median employee was a salaried employee with annual total compensation in 2021 of $81,174.58.

With respect to the annual total compensation of our Chief Executive Officer, we used the amount reported in the “Total” column of our 2021 Summary Compensation Table above, $12,214,089. Therefore, the ratio of our Chief Executive Officer’s annual total compensation to the median employee’s annual total compensation in 2021 was 150 to 1. The reported 2021 CEO total compensation includes a stock option grant as part of a contract renewal with a grant date value of $9,162,518 that vest in three annual installments. If the contract renewal option grant is prorated over the vesting period of three years and included in the CEO total compensation value, the pay ratio would be 75 to 1.

The pay ratio as described above involves a degree of imprecision due to the use of estimates and assumptions, but is a reasonable estimate that we calculated in a manner consistent with Item 402(u) of Regulation S-K.

Director Compensation

Our non-employee director compensation program is guided by three goals: compensation should fairly pay directors for work required in a company of our size and scope; compensation should align directors’ interests with the long-term interests of stockholders; and the structure of the compensation should be easy for stockholders to understand. The Board believes that a director’s total compensation should include a significant equity component because it believes that this more closely aligns the long-term interests of directors with those of stockholders and provides a continuing incentive for directors to foster the Company’s success.

A summary of current annual non-employee director compensation elements is as follows:

•
Board retainer $20,000
•
Lead Independent Director retainer $20,000 (effective in 2022)
•
Audit and Enterprise Committee Chair retainer $2,000
•
Human Resources and Compensation Committee Chair retainer $2,000
•
Corporate Governance and Nominating Committee Chair Retainer $2,000
•
Annual Equity Award 16,500 RSUs vesting in equal installments over a three year period from the date of grant
•
For directors that join after the second quarter, the equity grant is prorated based on the remaining months until the fiscal year end

Compensation of Directors Table

The following table summarizes all compensation paid to our directors for the fiscal year ended December 31, 2021.

					Non-Qualified
	Fees			Non-Equity	Deferred
	Earned or	Option/Equity		Plan	Compensation	All Other
	Paid in Cash	Awards		Compensation	Earnings	Compensation	Total
Name	($)	($)(1)		($)	($)	($)	($)

Nicholas Castaldo	20,000	830,115	(1)	—	—	—	850,115

Kevin Harrington	10,000	830,115	(1)	—	—	—	840,115

Hal Kravitz	22,000	830,115	(1)	—	—	—	852,115

Caroline Levy	20,000	830,115	(1)	—	—	—	850,115

Alexandre Ruberti	18,350	972,510	(2)	—	—	—	990,860

William H. Milmoe	14,375	830,115	(1)	—	—	—	844,490

Thomas Lynch	11,000	830,115	(1)	—	—	—	841,115

Tony Lau	—	830,115	(1)	—	—	—	830,115

John Fieldly	—	—		—	—	—	—

Joyce Russell	11,000	268,785	(3)	—	—	—	279,785

Cheryl Miller	11,000	268,785	(3)	—	—	—	279,785

Damon DeSantis	11,000	268,785	(3)	—	—	—	279,785

(1)	Represents 16,500 RSUs issued on January 1, 2021 which vest over 3 years

(2)	Represents 16,500 RSUs issued on April 22, 2021 which vest over 3 years

(3)

Represents 2,750 RSUs issued on October 28, 2021 and which vested on December 31, 2021. Ms. Russell, Ms. Miller and Mr. DeSantis joined the Board on August 19, 2021 and accordingly, their compensation for 2021 was prorated.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE

Lease of Executive Offices

The Company’s corporate offices located at 2424 N Federal Highway, Suite208, Boca Raton, Florida 33431 are leased from a company affiliated with CD Financial, one of our principal stockholders. The lease expires in January 2024 and provides for monthly rent of $17,295. We believe that the monthly rent is commensurate with other properties available in the market.

Approval of Related Party Transactions

All related party transactions are subject to the review, approval or ratification of our Board of Directors or an appropriate committee thereof.

Director Independence

Our Board of Directors has determined that each of our directors, except John Fieldly, is “independent” within the meaning of the applicable rules and regulations of the SEC and the listing standards of the Nasdaq Stock Market.

PROPOSAL NO. 2

RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP

AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

FOR THE FISCAL YEAR ENDING DECEMBER 31, 2022

The Audit and Enterprise Risk Committee has appointed Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022.A representative of Ernst & Young LLP is expected to be present at the Annual Meeting and will have an opportunity to make a statement if he or she desires to do so. It is also expected that such representative will be available to respond to appropriate questions.

Vote Required

The affirmative vote of a majority of the votes cast for this proposal is required to ratify the appointment of the Company’s independent public accountant. Abstentions will be counted towards the tabulation of votes cast on this proposal and will have the same effect as a negative vote. Brokerage firms have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. If a broker does not exercise this authority, such broker non-votes will have no effect on the results of this vote. We are not required to obtain the approval of our stockholders to appoint the Company’s independent accountant. However, if our stockholders do not ratify the appointment of Ernst & Young LLP as the Company’s independent public accountant for the fiscal year ending December 31, 2022, the Audit and Enterprise Risk Committee may reconsider its appointment.

THE BOARD RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT PUBLIC REGISTERED ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2022.

Fees of Independent Registered Public Accounting Firm for 2021 and 2020

The following is a summary of the audit, tax and Sarbanes-Oxley compliance fees billed to us by Ernst & Young LLP and Assurance Dimensions, our current and prior independent registered public accounting firms, for professional services rendered for the fiscal years ended December 31, 2021 and 2020, respectively.

	Year ended December 31,
	2021	2020

Audit fees(1)	$2,170,000	$135,000
Tax fees(2)	$—	$10,000
All other fees(3)	$—	$119,854

(1)

Audit fees consist of billings for the audit of the Company’s consolidated financial statements by Assurance Dimensions including the Company’s Registration Statement on Form 10, our Annual Reports on Form 10-K and reviews of the consolidated financial statements included in our Quarterly Reports on Form 10-Q.

(2)	Tax fees related to paid to our tax professionals regarding tax processes and the filing of our tax returns.

(3)

All other Fees, mainly pertain to Sarbanes-Oxley related work, performed by a specialized external audit firm in 2020. The 2020 figures include audit and all related accounting services pertaining to our European business as of the date of the acquisition. The 2020 figures reflect the impact of the European business integration as of the date of the acquisition.

The Company has an Audit and Enterprise Risk Committee consisting of “independent” directors. It is the Company’s policy to have its Chief Executive Officer and Chief Financial Officer preapprove all audit and permissible non-audit services provided by the independent public accountants, subject to approval by the Audit and Enterprise Risk Committee. These services may include audit, audit-related, tax and other services. Pre-approval is generally for up to one year, is detailed as to the particular service or category of services and is generally subject to a specific budget. Unless there are significant variations from the pre-approved services and fees, the independent public accountants and management generally are not required to formally report to the Audit and Enterprise Risk Committee regarding actual services and related fees.

Report of the Audit and Enterprise Risk Committee

The Audit and Enterprise Risk Committee Charter sets forth the duties and responsibilities of the Audit and Enterprise Risk Committee. The Audit Committee and Enterprise Committee is primarily responsible for the oversight of the integrity of Celsius’ financial reporting process and systems of internal controls (including the integrity of Celsius’ financial statements and related disclosures), Celsius’ compliance with legal and regulatory requirements, the independence, qualifications and performance of the Company’s independent auditors, and the Company’s internal audit activities.

Management has primary responsibility for the preparation of the financial statements, the completeness and accuracy of financial reporting, the overall system of internal control over financial reporting and the performance of the internal audit function. The Audit and Enterprise Risk Committee has reviewed and discussed with management, the Company’s audited financial statements and management’s evaluation assessment of the effectiveness of internal control over financial reporting.

The Audit and Enterprise Risk Committee engaged Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2021, to be responsible for planning and conducting the audit of the financial statements and expressing an opinion on the fairness of the financial statements and their conformity with U.S. GAAP and for auditing of Celsius’ internal control over financial reporting and expressing an opinion on its effectiveness.

The Audit and Risk Enterprise Committee has reviewed and discussed with Ernst & Young LLP, with and without management present, the financial statement audit, Ernst & Young’s evaluation of effectiveness of internal control over financial reporting, the overall quality of financial reporting and disclosure, and other matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board Accounting Standards

(“PCAOB”) and the SEC. The Audit and Enterprise Risk Committee has reviewed and received from Ernst & Young LLP the written disclosures and the letter required by the applicable PCAOB requirements regarding Ernst & Young LLP’s communications with the Audit and Enterprise Risk Committee concerning independence and discussed with Ernst & Young LLP the firm’s independence from the Company and management.

Based on the Audit and Enterprise Risk Committee’s review and discussions referred to above, the Audit and Enterprise Risk Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2021 filed with the SEC on March 16, 2022.

Audit and Enterprise Risk Committee

Cheryl R, Miller, Chairperson

Caroline Levy

Joyce Russell

PROPOSAL NO. 3

ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

The Dodd-Frank Act requires the Company’s stockholders to have the opportunity to cast a non-binding advisory vote regarding the approval of the compensation disclosed in this Proxy Statement of the Company’s executive officers who are named in the Summary Compensation Table (the “Named Executive Officers” or “NEOs”). The Company has disclosed the compensation of the Named Executive Officers pursuant to rules adopted by the SEC.

We believe that our compensation policies for the NEOs are designed to attract, motivate and retain talented executive officers and are aligned with the long-term interests of the Company’s stockholders. This advisory stockholders vote, commonly referred to as a “say-on-pay vote,” gives you as a stockholder the opportunity to approve or not approve the compensation of the NEOs that is disclosed in this Proxy Statement by voting for or against the following resolution (or by abstaining with respect to the resolution):

RESOLVED, that the stockholders of the Company approve all of the compensation of the Company’s executive officers who are named in the Summary Compensation Table of the Company’s Proxy Statement, as such compensation is disclosed in the Company’s Proxy Statement pursuant to Item 402 of Regulation S-K, which disclosure includes the Proxy Statement’s Summary Compensation Table and other executive compensation tables and related narrative disclosures.

Because your vote is advisory, it will not be binding on either the Board of Directors or the Company. However, the Company’s Compensation Committee will take into account the outcome of the stockholder vote on this proposal at the Annual Meeting when considering future executive compensation arrangements. In addition, your non-binding advisory votes described in this Proposal 3 will not be construed: (1) as overruling any decision by the Board of Directors, any Board committee or the Company relating to the compensation of the Named Executive Officers, or (2) as creating or changing any fiduciary duties or other duties on the part of the Board of Directors, any Board committee or the Company.

Vote Required

The advisory vote to approve the compensation of our executive officers will be approved if the votes cast in favor of the proposal exceed the votes cast against the proposal. Abstentions and broker non-votes will not be counted as either votes cast for or against this proposal. While the results of this advisory vote are non-binding, the Compensation Committee of the Board and the Board values the opinions of our stockholders and will consider the outcome of the vote, along with other relevant factors, in deciding whether any actions are necessary to address the concerns raised by the vote and when making future compensation decisions for executive officers

THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE APPROVAL OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTED OFFICERS, AS STATED IN THE ABOVE NON-BINDING RESOLUTION, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

OTHER MATTERS

As of the date of this proxy statement, the Board of Directors knows of no other business that will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, it is intended that proxies in the enclosed form will be voted in respect thereof in accordance with the best judgment and in the discretion of the persons voting the proxies.

CELSIUS HOLDINGS, INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS annual meeting OF STOCKHOLDERS – June 2, 2022 – 2:00 PM local time
CONTROL ID:
REQUEST ID:

The undersigned hereby appoints John Fieldly and Jerrod Langhans or any one of them with full power of substitution, proxies to vote at the Annual Meeting of Stockholders of Celsius Holdings, Inc. (hereinafter referred to as the “Company”) to be held in-person and virtually at 2:00 PM local time, and at any adjournment or postponement thereof, hereby revoking any proxies heretofore given, to vote all shares of common stock of the Company held or owned by the undersigned as directed on the reverse side of this proxy card, and in their discretion upon such other matters as may come before the meeting.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

VOTING INSTRUCTIONS
If you vote by phone, fax or internet, please DO NOT mail your proxy card.

MAIL:	Please mark, sign, date, and return this Proxy Card promptly using the enclosed envelope.

FAX:	Complete the reverse portion of this Proxy Card and Fax to 202-521-3464.

INTERNET:	https://www.iproxydirect.com/CELH

PHONE:	1-866-752-VOTE(8683)

ANNUAL MEETING OF THE STOCKHOLDERS OF CELSIUS HOLDINGS, INC.		PLEASE COMPLETE, DATE, SIGN AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE: X

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Proposal 1		FOR ALL	AGAINST ALL	FOR ALL EXCEPT
To elect the nominees listed below as Directors to hold office until the next Annual Meeting of Stockholders or until their successors are elected.		☐	☐
John Fieldly				☐	Control ID:
Nicholas Castaldo				☐	REQUEST ID:
Caroline Levy				☐
Hal Kravitz				☐
Alexandre Ruberti				☐
Cheryl Miller Damon DeSantis Joyce Russell				☐ ☐ ☐

Proposal 2		FOR	AGAINST	ABSTAIN
To ratify the appointment of Ernst & Young LLP as the company’s independent registered public accounting firm for the fiscal year ending December 31, 2022		☐	☐	☐
Proposal 3		FOR	AGAINST	ABSTAIN
To approve, on a non-binding advisory basis, of the compensation of the Company’s Named Executive Officers (the Say-on-Pay vote)		☐	☐	☐
MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING: ☐
This Proxy, when properly executed will be voted as provided above, but if no instructions are indicated, it will be voted “For All” in Proposal 1 and “For” Proposal 2 and "For" Proposal 3.

MARK HERE FOR ADDRESS CHANGE ☐ New Address (if applicable):

____________________________
____________________________
____________________________

IMPORTANT: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Dated: ________________________, 2022

(Print Name of Stockholder and/or Joint Tenant)

(Signature of Stockholder)

(Second Signature if held jointly)